                                                                     EXHIBIT 10
                                FIRST AMENDMENT
                                       TO
                    AGREEMENT FOR SALE AND PURCHASE OF COKE

  THIS FIRST AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF COKE (the "Amendment") is entered into this 28th day of December, 1993, between GENEVA STEEL COMPANY, a Utah corporation ("Buyer") and MITSUBISHI INTERNATIONAL CORPORATION, a New York corporation ("Seller").

                                   RECITALS:

   A. On or about November 9, 1993, Buyer and Seller entered into a certain Agreement for Sale and Purchase of Coke effective January 12, 1993 (the "Agreement") wherein Seller agreed to sell and Buyer agreed to purchase certain Coke.

   B. Buyer and Seller desire to amend the Agreement as set forth herein.

                                   AMENDMENT:

   NOW, THEREFORE, in consideration of the promises, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

   1. Definitions. Except as otherwise expressly indicated herein, the capitalized terms used in this Amendment, including the Recitals hereto, shall have the same meanings ascribed to such terms in the Agreement.

   2. Purchase Price. Sections 3.2, 3.3 and 3.5 of the Agreement is hereby deleted in their entirety and the following added in lieu thereof:

       3.2 Second Contact Year. For the second Contract Year, effective as of the first day of such second Contract Year, the Purchase Price shall be ____________________________________________ per ton of Coke.

       3.3 Third Contract Year. For the third Contract Year, effective as of the first day of such third Contract Year, the Purchase Price shall be ____________________________________________ per ton of Coke.

   Section 3.6 of the Agreement is hereby renumbered to be Section 3.5 of the Agreement and the reference to Section 3.5 in Section 2.1 of the Agreement is hereby changed to refer to "Section 3.5" of the Agreement.

   3. Billing and Payment. Buyer and Seller agree that invoices by Seller to Buyer during the second and third Contract Year of the Term shall be due and payable sixty (60) days after the date of the bill of lading.

   4. Quantity. The word "first" in the first sentence of Section 6.1.2 of the Agreement is hereby deleted and the word "third" substituted in lieu thereof.

   5. Benefit. This Amendment is for the sole benefit of the parties hereto and shall not be for the benefit of or enforceable by any other person or entity.

   6. Ratification. Except as specifically amended by this Amendment, Seller and Buyer hereby ratify and reaffirm the terms, warranties and conditions set forth in the Agreement.

   IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the date first above written.


                             "BUYER"


                                  GENEVA STEEL COMPANY, a Utah corporation


                                  By: Max E. Sorensen


                                  Its: Senior V.P. Engineering & Technology


                             "SELLER"

                                  MITSUBISHI INTERNATIONAL CORPORATION, a
                                  New York corporation



                                  By: Takayuki Kurachi


                                  Its: S.V.P., COO, General Manager





                                      2